UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 15, 2003

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets.

     On August 15, 2003, ABM Industries Incorporated, a Delaware corporation (“the Company”), completed the sale of substantially all of the operating assets of its wholly owned subsidiary, Amtech Elevator Services, Inc., a California corporation, to Otis Elevator Company, a New Jersey corporation and a wholly owned subsidiary of United Technologies Corporation (“Otis”), pursuant to the Sale Agreement dated as of July 9, 2003. The operating assets sold included customer contracts, accounts receivable, facility leases and other assets, as well as a license to the name “Amtech Elevator Services.” The consideration paid to the Company in connection with the sale was $112 million in cash, subject to certain adjustments, and assumption of trade payables and accrued liabilities. The total consideration paid in the sale was determined through arm’s length negotiations between representatives of the Company and Otis.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1 Sale Agreement dated as of July 9, 2003, by and among ABM Industries Incorporated, Amtech Elevator Services, Inc. and Otis Elevator Company (schedules and exhibits omitted). (The Company agrees to furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

99.1 Press Release dated August 15, 2003, announcing the completion of the sale.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: August 15, 2003	By:	/s/ George B. Sundby

George B. Sundby Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Exhibit

2.1	Sale Agreement dated as of July 9, 2003, by and among ABM Industries Incorporated, Amtech Elevator Services, Inc. and Otis Elevator Company (schedules and exhibits omitted).

99.1	Press Release of ABM Industries Incorporated dated August 15, 2003.

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